UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

Diamond Hill Investment Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 North Front Street, Suite 300, Columbus, Ohio 43215

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (614) 255-3333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Corporation”) held on May 11, 2006, the Corporation’s shareholders approved the Diamond Hill Investment Group, Inc. 2006 Performance-Based Compensation Plan (the “2006 Plan”). A description of the material terms of the 2006 Plan was included in the Corporation’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 7, 2006. The 2006 Plan is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 10, 2006, the Corporation entered into a letter agreement with its President and CEO, R. H. Dillon, to reduce the required prior notice of non-renewal under Mr. Dillon’s Employment Agreement dated May 11, 2000 (the “Current Agreement”) from 60 days to 15 days. On April 26, 2006, the Corporation and Mr. Dillon signed a letter agreement to further reduce the required prior notice of non-renewal from 15 days to one day, with any notice of non-renewal required to be given by May 10, 2006. No notice of non-renewal was given by either party and, per the terms of the Current Agreement, it renewed on May 11, 2006 for a term of one year. The Corporation and Mr. Dillon are still negotiating the terms and conditions of a new employment agreement and, when any such agreement is finalized, it will supersede and replace the Current Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Diamond Hill Investment Group, Inc. 2006 Performance-Based Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

By:	/s/ James F. Laird, Jr.
James F. Laird, Jr.
Chief Financial Officer and Treasurer and Secretary

Date: May 16, 2006